                                                                     EXHIBIT 5.1

          [LETTERHEAD OF STORAGE TECHNOLOGY CORPORATION APPEARS HERE]


January 6, 1994

Storage Technology Corporation
2270 S. 88th Street
Louisville, Colorado 80028

Ladies and Gentlemen:

I have acted as counsel to Storage Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of its Registration Statement on Form S-4 with the Securities and Exchange Commission, relating to [8,533,146] shares (the "Shares") of the Company's common stock, $.10 par value, including rights to purchase Series B Junior Participating Preferred Stock of the Company, which the Company proposes to issue in connection with the proposed merger of a wholly-owned subsidiary of the Company into Network Systems Corporation, a Delaware corporation. Such Registration Statement is referred to herein as the "Registration Statement."

I have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as I have deemed relevant and necessary for the purpose of rendering this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals and the conformity to original documents of all documents submitted to me as copies.

On the basis of the foregoing examination and assumptions, and in reliance thereon, it is my opinion that, when issued in accordance with the terms of the Restated Agreement and Plan of Merger, included as Appendix A to, and as described in, the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me and the use of my name under the heading "Certain Legal Matters" in the Registration Statement and the Prospectus which is a part thereof. This opinion may not be quoted without my prior written consent.

Very truly yours,

/s/ W. Russell Wayman

W. Russell Wayman
Corporate Vice President,
General Counsel and Secretary